     As filed with the Securities and Exchange Commission on July 13, 1998

                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                     Aviron
    ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                      77-0309686
   -------------------------                         ---------------------
   (State of Incorporation)                           (I.R.S. Employer
                                                     Identification No.)
                                   ----------

    297 North Bernardo Avenue, Mountain View, CA 94043 Phone: (650) 919-6500
    ------------------------------------------------------------------------
                    (Address of principal executive offices)

                                   ----------

        1996 Equity Incentive Plan and 1996 Employee Stock Purchase Plan
    ------------------------------------------------------------------------
                            (Full title of the plans)

          J. Leighton Read, M.D., Chairman and Chief Executive Officer
    297 North Bernardo Avenue, Mountain View, CA 94043 Phone: (650) 919-6500
    ------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                             Alan C. Mendelson, Esq.
                             Robert J. Brigham, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA 94306-2155
                                 (650) 843-5000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                 PROPOSED MAXIMUM           PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE          OFFERING PRICE PER          AGGREGATE OFFERING            AMOUNT OF
  TO BE REGISTERED        REGISTERED                SHARE (1)                   PRICE (1)            REGISTRATION FEE
Stock Options and
Common Stock (par
value $.001)             1,600,000 shares       $27.5625-30.8125              $48,975,000                $14,448
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The registration fee is based on (1) the actual option price of 100,000 shares granted under the 1996 Equity Incentive Plan (the "Incentive Plan"), (2) the estimated price of 1,400,000 shares available for grant under the Incentive Plan, and (3) the estimated price of 100,000 shares to be offered under the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The price per share and aggregate offering price of the 1,400,000 shares available for grant under the Incentive Plan and the 100,000 shares to be offered under the Purchase Plan are based upon the average of the high and low prices of Registrant's Common Stock on July 9, 1998 as reported on the Nasdaq National Market. The registration fee is calculated as follows:

        1996 Equity Incentive Plan   Offering Price       Offering    Registration Fee (Offering x 0.000295)

               100,000 shares           $27.5625         $ 2,756,250        $   813.09

               1,400,000 shares         $30.8125         $43,137,500        $12,725.56

        1996 Employee Purchase Plan

               100,000 shares           $30.8125         $ 3,081,250        $   908.97

                                                   Total Registration Fee: $14,447.62

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Registration Statement on Form S-8, filed by Aviron (the "Company") with the Securities and Exchange Commission on November 27, 1996, SEC File No. 333-17029, is incorporated by reference into this Registration Statement.



                                    EXHIBITS

EXHIBIT
NUMBER
3.1            Bylaws of the Company.(2)

3.2            Amended and Restated Certificate of Incorporation of the
               Company.(2)

4.1            Reference is made to Exhibits 3.1 and 3.2.

4.2            Specimen Stock Certificate.(1)

4.3            Warrant for Series A Preferred Stock, issued to The Mount Sinai
               School of Medicine of the City of New York.(1)

4.4            Warrant for Series A Preferred Stock, issued to The Mount Sinai
               School of Medicine of the City of New York.(1)

4.5            Warrant for Series A Preferred Stock, issued to The Mount Sinai
               School of Medicine of the City of New York.(1)

4.6            Warrant for Series A Preferred Stock, issued to The Mount Sinai
               School of Medicine of the City of New York.(1)

4.7            Investors Rights Agreement, dated July 18, 1995, among the
               Company and the investors named therein.(1)

4.8            Common Stock Purchase Agreement between the Company and Biotech
               Target, S.A., dated as of March 27, 1997.(3)

4.9 Rights Agreement between the Company and BankBoston, N.A., dates as of October 8, 1997.(4)

4.10           Registration Rights Agreement by and among Aviron, Morgan Stanley
               & Co., Bear Stearns & Co. Inc., Credit Suisse First Boston Corp., and Hambrecht & Quist LLC, dated as of March 15, 1998.(5)

4.11 Indenture between Aviron and Marine Midland Bank, as Trustee dated as of March 15, 1998.(5)

4.12           Purchase Agreement by and among Aviron, Morgan Stanley & Co.,
               Bear, Stearns & Co. Inc., Credit Suisse First Boston Corp., and
               Hambrecht & Quist LLC, dated as of March 24, 1998.(5)

5.1            Opinion of Cooley Godward LLP.

10.9*          1996 Equity Incentive Plan.

10.11*         1996 Employee Stock Purchase Plan.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24.1           Power of Attorney is contained on the signature pages.

*       Management Contract or Compensatory Plan or Agreement

(1) Incorporated by reference to the correspondingly numbered exhibit to the Company's Registration Statement on Form S-1, File No. 333-05209, filed June 5, 1996, as amended.

(2) Incorporated by reference to the correspondingly numbered exhibit to the Company's Quarterly Report on Form 10-Q, File No. 0-20815, for the quarter ended September 30, 1996, filed December 20, 1996.

(3) Incorporated by reference to the correspondingly numbered exhibit to the Company's Quarterly Report on Form 10-Q, File No. 0-20815, for the quarter ended March 31, 1997, filed May 15, 1997.

(4) Incorporated by reference to the correspondingly numbered exhibit to the Company's Quarterly Report on Form 8-K, File No. 0-20815, dated October 8, 1997, and filed October 10, 1997.

(5) Incorporated by reference to the correspondingly numbered exhibit to the Company's Registration Statement on Form S-3 (File No. 333-41649), filed December 7, 1997, as amended.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on July 10, 1998.


                                    AVIRON


                                    By  /s/ J. Leighton Read
                                       J. Leighton Read, M.D.
                                       Chairman and Chief Executive Officer


                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Leighton Read, M.D. and Fred Kurland, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
        /s/ J. Leighton Read                Chairman and Chief Executive        July 10, 1998
 ------------------------------------       Officer (Principal Executive
       J. Leighton Read, M.D.               Officer)




          /s/ Fred Kurland                  Senior Vice President and Chief     July 10, 1998
------------------------------------        Financial Officer (Principal
             Fred Kurland                   Financial and Accounting
                                            Officer)


        /s/ Reid W. Dennis                  Director                            July 10, 1998
------------------------------------
           Reid W. Dennis


      /s/ Paul H. Klingenstein              Director                            July 10, 1998
----------------------------------------
          Paul H. Klingenstein


         /s/ Bernard Roizman                Director                            July 10, 1998
------------------------------------
         Bernard Roizman, Sc.D.


           /s/ Jane E. Shaw                 Director                            July 10, 1998
------------------------------------
          Jane E. Shaw, Ph.D.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER
------
3.1            Bylaws of the Company.(2)

3.2            Amended and Restated Certificate of Incorporation of the
               Company.(2)

4.1            Reference is made to Exhibits 3.1 and 3.2.

4.2            Specimen Stock Certificate.(1)

4.3            Warrant for Series A Preferred Stock, issued to The Mount Sinai
               School of Medicine of the City of New York.(1)

4.4            Warrant for Series A Preferred Stock, issued to The Mount Sinai
               School of Medicine of the City of New York.(1)

4.5            Warrant for Series A Preferred Stock, issued to The Mount Sinai
               School of Medicine of the City of New York.(1)

4.6            Warrant for Series A Preferred Stock, issued to The Mount Sinai
               School of Medicine of the City of New York.(1)

4.7            Investors Rights Agreement, dated July 18, 1995, among the
               Company and the investors named therein.(1)

4.8            Common Stock Purchase Agreement between the Company and Biotech
               Target, S.A., dated as of March 27, 1997.(3)

4.9 Rights Agreement between the Company and BankBoston, N.A., dates as of October 8, 1997.(4)

4.10           Registration Rights Agreement by and among Aviron, Morgan Stanley
               & Co., Bear Stearns & Co. Inc., Credit Suisse First Boston Corp., and Hambrecht & Quist LLC, dated as of March 15, 1998.(5)

4.11 Indenture between Aviron and Marine Midland Bank, as Trustee dated as of March 15, 1998.(5)

4.12           Purchase Agreement by and among Aviron, Morgan Stanley & Co.,
               Bear, Stearns & Co. Inc., Credit Suisse First Boston Corp., and
               Hambrecht & Quist LLC, dated as of March 24, 1998.(5)

5.1            Opinion of Cooley Godward LLP.

10.9*          1996 Equity Incentive Plan.

10.11*         1996 Employee Stock Purchase Plan.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement.

24.1           Power of Attorney is contained on the signature pages.

*       Management Contract or Compensatory Plan or Agreement

(1) Incorporated by reference to the correspondingly numbered exhibit to the Company's Registration Statement on Form S-1, File No. 333-05209, filed June 5, 1996, as amended.

(2) Incorporated by reference to the correspondingly numbered exhibit to the Company's Quarterly Report on Form 10-Q, File No. 0-20815, for the quarter ended September 30, 1996, filed December 20, 1996.

(3) Incorporated by reference to the correspondingly numbered exhibit to the Company's Quarterly Report on Form 10-Q, File No. 0-20815, for the quarter ended March 31, 1997, filed May 15, 1997.

(4) Incorporated by reference to the correspondingly numbered exhibit to the Company's Quarterly Report on Form 8-K, File No. 0-20815, dated October 8, 1997, and filed October 10, 1997.

(5) Incorporated by reference to the correspondingly numbered exhibit to the Company's Registration Statement on Form S-3 (File No. 333-41649), filed December 7, 1997, as amended.